UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 5, 2014

Fulton Financial Corporation
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania		17604
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure.
On September 5, 2014, Fulton Financial Corporation ("Fulton") posted a new corporate presentation (the “Corporate Presentation”) on its Investor Relations website at www.fult.com. The Corporate Presentation, attached as Exhibit 99.1 and incorporated herein by reference, updates previously filed presentations and provides an overview of Fulton's strategy and performance.
In addition, E. Philip Wenger, chairman, president and chief executive officer of Fulton and Patrick S. Barrett, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees of the 2014 Barclays Global Financial Services Conference in New York City on September 9, 2014. They will be discussing the strategies and performance of Fulton at 3:30 p.m. Eastern Time and use the Corporate Presentation. A live webcast of the presentation, which will include slides and audio, will be available via the Internet through Fulton's website at www.fult.com. (Click on Investor Relations, then click on the conference link at the top of the screen.) Please go to this website 15 minutes early to download and install any necessary audio software you may need to hear the audio portion of the presentation and also to view the slides. For those unable to listen to the live broadcast, a replay will be available for 30 days after the conference. There is no charge to access this event.
The information in this Form 8-K provided under Item 7.01, including all exhibits attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of Fulton under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Fulton Corporate Presentation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2014	FULTON FINANCIAL CORPORATION
By: /s/ Patrick S. Barrett
Patrick S. Barrett
Senior Executive Vice President and
Chief Financial Officer